EXHIBIT 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF GEORGIA
NEWNAN DIVISION

In re:				)	Chapter 11
					)
DAN RIVER INC., et al.		)	Case Nos. 04-10990 through 04-10993
					)	Jointly Administered
					)
	Debtors.			)	Judge Drake
					)

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                  JOINT PLAN OF REORGANIZATION
                             FOR
              DAN RIVER INC., THE BIBB COMPANY LLC,
                  DAN RIVER INTERNATIONAL LTD.
                             and
                 DAN RIVER FACTORY STORES, INC.

               Dated the 28th day of July, 2004
-------------------------------------------------------------------
                          Filed by:

Dan River Inc., The Bibb Company LLC, Dan River International Ltd. and Dan River Factory Stores, Inc., Debtors and Debtors-In-Possession

       Attorneys for the Debtors and Debtors-In-Possession:
                          James A. Pardo, Jr.
                           Sarah R. Borders
                          King & Spalding LLP
                         191 Peachtree Street
                        Atlanta, Georgia 30303
                           (404) 572-4600


                           TABLE OF CONTENTS
                           -----------------

ARTICLE I	Definitions and general provisions				1
1.1	Definitions									1
1.2	Time										10
ARTICLE II	Classification of Claims and Interests;
	Impairment									10
2.1	Summary									10
2.2	Deemed Acceptance of Plan						11
2.3	Deemed Rejection of Plan						11
2.4	Prepetition Lender Claims						11
ARTICLE III	Treatment of Claims and Interests				12
3.1	Class 1 -- Other Secured Claims					12
3.2	Class 2 -- Priority Claims						12
3.3	Class 3 -- American National Bank Claim				13
3.4	Class 4 -- General Unsecured Claims					13
3.5	Class 5 -- Unsecured Convenience Claims				14
3.6	Class 6 -- Subordinated Claims					14
3.7	Class 7 --  Interests							14
3.8	Special Provision Governing Unimpaired Claims			15
ARTICLE IV	Treatment of Unclassified Claims				15
4.1	Summary									15
4.2	Administrative Expense Claims						15
4.3	Priority Tax Claims							16
ARTICLE V	Treatment of Executory Contracts and Unexpired Leases	16
5.1	Assumption and Rejection of Executory Contracts and
	Unexpired Leases								16
5.2	Claims Based on Rejection of Executory Contracts or
	Unexpired Leases								17
5.3	Cure of Defaults for Executory Contracts and Unexpired
	Leases									17
5.4	Survival of Corporate Indemnities					17
5.5	Compensation and Benefit Programs					18
5.6	Retiree Benefits								18
ARTICLE VI	Means for Implementation of Plan				18
6.1	Continued Corporate Existence						18
6.2	Pooling of Claims								18
6.3	Exit Financing								19
6.4	Sources of Cash for Distribution					19
6.5	Cancellation of Existing Securities of Dan River and
	Agreements									19
6.6	Corporate and Limited Liability Company Action			19
6.7	Preservation of Causes of Action					20
6.8	Exclusivity Period							20
6.9	Effectuating Documents; Further Transactions			20
6.10	Exemption From Certain Transfer Taxes and Recording Fees	20
6.11	Further Authorization							20
ARTICLE VII	Provisions Regarding Corporate Governance of
	Reorganized Debtors							21
7.1	Amended Certificate of Incorporation and Amended By-Laws	21
7.2	Directors and Officers of Reorganized Debtors			21
7.3	Issuance of New Common Stock and Other Equity Interest	21
7.4	Registration Rights Agreement						22
7.5	Listing of New Common Stock						22
7.6	Long-Term Incentive Plan						22
ARTICLE VIII	Distributions						22
8.1	Disbursing Agent								22
8.2	Distributions of Cash							22
8.3	No Interest on Claims or Interests					23
8.4	Surrender of Securities or Instruments				23
8.5	Delivery of Distributions						23
8.6	Distributions to Holders as of the Record Date			24
8.7	Deminimis Distributions							24
8.8	Fractional Securities; Fractional Dollars				24
8.9	Withholding Taxes								24
ARTICLE IX	Procedures for Treating and Resolving Disputed
	Claims									24
9.1	Objections to Claims							24
9.2	No Distributions Pending Allowance					24
9.3	Distribution Reserve							24
9.4	Estimation of Claims							25
9.5	Resolution of Claims Objections					25
9.6	Distributions After Allowance						25
9.7	No Recourse									26
ARTICLE X	Effect of Plan on Claims and Interests			26
10.1	Revesting of Assets							26
10.2	Discharge of the Debtors						26
10.3	Release by Debtors of Certain Parties				26
10.4	Release by Holders of Claims and Interests			26
10.5	Setoffs									27
10.6	Exculpation and Limitation of Liability				27
10.7	Injunction									28
10.8	Effect of Confirmation							28
ARTICLE XI	Conditions Precedent						28
11.1	Conditions to Confirmation						28
11.2	Conditions to the Effective Date					29
11.3	Waiver of Conditions to Confirmation or Consummation		29
11.4	Non-Waivable Condition to the Effective Date			29
ARTICLE XII	Retention and Scope of Jurisdiction of
	the Bankruptcy Court							30
12.1	Retention of Jurisdiction						30
12.2	Alternative Jurisdiction						31
12.3	Final Decree								31
ARTICLE XIII Miscellaneous Provisions					31
13.1	Modification of the Plan						31
13.2	Plan Supplement								31
13.3	Creditors' Committee							32
13.4	Applicable Law								32
13.5	Preparation of Estates' Returns and Resolution of
	Tax Claims									32
13.6	Headings									32
13.7	Revocation of Plan							32
13.8	Confirmation of Plans for Separate Debtors			32
13.9	No Admissions; Objection to Claims					32
13.10	No Bar to Suits								32
13.11	Exhibits/Schedules							33



                   IN THE UNITED STATES BANKRUPTCY COURT
                   FOR THE NORTHERN DISTRICT OF GEORGIA
                             NEWNAN DIVISION

In re:					)	Chapter 11
						)
DAN RIVER INC., et al.		)	Case Nos. 04-10990 through 04-10993
						)	Jointly Administered
						)
	Debtors.				)	Judge Drake
						)

                  Joint Plan of Reorganization
                            Introduction

COME NOW Dan River Inc., The Bibb Company LLC, Dan River International Ltd., and Dan River Factory Stores, Inc., debtors and debtors-in-possession in the above-captioned cases, and propose this Joint Plan of Reorganization for the resolution of the outstanding Claims against and Interests in the Debtors. Capitalized terms used herein shall have the meanings ascribed to such terms in Article 1.1 of this Plan. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code.

                              ARTICLE I
                   DEFINITIONS AND GENERAL PROVISIONS

For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article 1.1 of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

	1.1	Definitions.  The following terms shall have the following
meanings when used in the Plan:

	(a)	"Administrative Expense Claim" means a Claim for
payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, the actual, necessary costs and expenses, incurred on or after the Filing Date, of preserving the Estates and operating the business of the Debtors, including wages, salaries or commissions for services rendered after the commencement of the Bankruptcy Cases, Professional Compensation, and all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code.

	(b)	"Affiliates" has the meaning given such term by section
101(2) of the Bankruptcy Code.

	(c)	"Allowed" means, with reference to any Claim, (i) any
Claim against the Debtors which has been listed by the Debtors in their Schedules as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (ii) any Claim that is not Disputed, or (iii) any Claim which, if Disputed, is compromised, settled or otherwise resolved pursuant to Article IX of the Plan; provided, however, that Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered an Allowed Claim for the purposes of distribution under the Plan.

	(d)	"Amended By-Laws" means the Amended By-Laws (or, in the
case of Bibb, the Amended Limited Liability Agreement) of the Reorganized Debtors prepared pursuant to Article 7.1 of the Plan, which shall be in substantially the form contained in the Plan
Supplement.

	(e)	"Amended Certificate of Incorporation" means the
amended and restated Articles or Certificates of Incorporation (or, in the case of Bibb, the Amended Certificate of Formation) of the Reorganized Debtors prepared pursuant to Article 7.1 of the Plan, which shall be in substantially the form contained in the Plan
Supplement.

	(f)	"American National Bank" means American National Bank
and Trust Company.

	(g)	"American National Bank Claim" means all Secured Claims
arising under or pursuant to the American National Bank Credit
Documents.

	(h)	"American National Bank Credit Documents" means that
certain Promissory Note dated May 15, 2000, made by Dan River in favor of American National Bank and the American National Bank Deed of Trust, each as amended, supplemented or otherwise modified from time to time, and all documents executed in connection therewith.

	(i)	"American National Bank Deed of Trust" means that
certain Deed of Trust dated May 15, 2000, by and among Dan River,
American National Bank, and Patrick H. Musick and R. Lee Lancey, as
Trustees.

	(j)	"Asserted Amount" shall mean the total amount of a
Claim asserted by a Holder against any Debtor.

	(k)	"Assets" means, collectively, all of the property, as
defined by section 541 of the Bankruptcy Code of the Estates of the Debtors (including, without limitation, all of the assets, property, interests (including equity interests) and effects, real and personal, tangible and intangible, including all Avoidance Actions), wherever situated as such properties exist on the Effective Date or thereafter.

	(l)	"Avoidance Action" means any claim or cause of action
of an Estate arising out of or maintainable pursuant to sections 510, 542, 543, 544, 546, 547, 548, 549, 550 or 553 of the Bankruptcy Code
or under any other similar applicable law, regardless of whether such action has been commenced prior to the Effective Date.

	(m)	"Ballot" means each of the ballot forms that are
distributed with the Disclosure Statement to Holders of Claims included in Classes that are Impaired under this Plan and entitled to vote under Article II of this Plan to accept or reject this Plan.

	(n)	"Bankruptcy Case" means, with respect to each Debtor,
the Chapter 11 case initiated by such Debtor's filing on the Filing Date of a voluntary petition for relief in the Bankruptcy Court under Chapter 11 of the Bankruptcy Code, which Bankruptcy Cases are being jointly administered in the Bankruptcy Court as Bankruptcy Case No. 04-10990-WHD pursuant to the Order Directing Joint Administration of Cases entered by the Bankruptcy Court on April 1, 2004.

	(o)	"Bankruptcy Code" means Title 11 of the United States
Code.

	(p)	"Bankruptcy Court" means the United States Bankruptcy
Court for the Northern District of Georgia, Newnan Division, or, in the event such court ceases to exercise jurisdiction over any Bankruptcy Case, such court or adjunct thereof that exercises jurisdiction over such Bankruptcy Case in lieu of the United States Bankruptcy Court for the Northern District of Georgia, Newnan
Division.

	(q)	"Bankruptcy Rules" means the Federal Rules of
Bankruptcy Procedure.

	(r)	"Bibb" means The Bibb Company LLC, one of the Debtors.

	(s)	"Business Day" means any day on which commercial banks
are required to be open for business in Atlanta, Georgia.

	(t)	"Cash" means legal tender of the United States of
America and equivalents thereof.

	(u)	"Causes of Action" means all Avoidance Actions and any
and all of a Debtor's and the Reorganized Debtors' actions, causes of action, suits, accounts, agreements, promises, rights to payment and claims, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured, and whether asserted or assertable directly or derivatively, in law, equity, or otherwise.

	(v)	"Certificate" means any instrument, including, without
limitation, any note, bond, indenture, or other document evidencing or creating any indebtedness or obligation of the Debtors evidencing a Claim.

	(w)	"Claim" means a claim against one of the Debtors (or
all or some of them) whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

	(x)	"Claims Agent" means Bankruptcy Management Corporation,
1330 E. Franklin Ave., El Segundo, California 94118.

	(y)	"Claims Objection Deadline" means the last date for the
Debtors or the Reorganized Debtors to file objections to Claims, which date shall be the later of (i) 120 days after the Effective Date (ii) sixty (60) days after such Claim was filed or (iii) such other time as may be ordered by the Bankruptcy Court.

	(z)	"Class 4 Share of New Common Stock" means shares of New
Common Stock constituting one hundred percent (100%) of the authorized New Common Stock less the amount of New Common Stock to be distributed or allocated to management and other employees of the Reorganized Debtors pursuant to the Long-Term Incentive Plan.

	(aa)	"Classes" means a category of Claims or Interests
described in Article III of this Plan.

	(bb)	"Committee" means the Official Committee of Unsecured
Creditors appointed in the Debtors' Bankruptcy Cases pursuant to section 1102(a) of the Bankruptcy Code.

	(cc)	"Confirmation Date" means the date on which the
Bankruptcy Court enters the Confirmation Order.

	(dd)	"Confirmation Hearing" means the hearing before the
Bankruptcy Court held to consider confirmation of this Plan and related matters under section 1128 of the Bankruptcy Code, as such hearing may be continued.

	(ee)	"Confirmation Order" means the order confirming the
Plan pursuant to section 1129 of the Bankruptcy Code that the Bankruptcy Court enters, which shall be substantially in the form contained in the Plan Supplement.

	(ff)	"Cure Amount" means the amount required to satisfy the
Debtors' obligations under section 365(b) of the Bankruptcy Code with respect to the Debtors' assumption of any Executory Contract or Unexpired Lease which amount will be determined in accordance with the procedures set forth on Article 5.3 of the Plan.

	(gg)	"Dan River" means Dan River Inc., one of the Debtors.

	(hh)	"Dan River Factory Stores" means Dan River Factory
Stores, Inc. one of the Debtors.

	(ii)	"Dan River International" means Dan River International
Ltd., one of the Debtors.

	(jj)	"Debtor" or "Debtors" means, individually, Dan River,
Bibb, Dan River International, and Dan River Factory Stores, and collectively all of Dan River, Bibb, Dan River International, and Dan River Factory Stores, each of which is a Debtor in its Bankruptcy Case.

	(kk)	"Designated Notice" means notice and an opportunity for
a hearing as defined in section 102(1) of the Bankruptcy Code, with notice limited to the Debtors, the United States Trustee, and other parties in interest who, after entry of the Confirmation Order, file a request for such notice with the Clerk of the Bankruptcy Court and serve a copy of same on counsel for the Debtors. For thirty (30) days after the Confirmation Date, Designated Notice means notice pursuant to that certain Order Establishing Notice Procedures entered by the Bankruptcy Court on April 1, 2004 in the Bankruptcy Case.

	(ll)	"DIP Lender" means Deutsche Bank Trust Company Americas
and the other lenders to the Debtors under the DIP Loan Facility.

	(mm)	"DIP Loan Facility" means that certain post-petition
debtor-in-possession loan facility provided to the Debtors pursuant to the terms of that certain Stipulation and Final Order (I) Authorizing
(A) Secured Post-Petition Financing on a Super Priority Basis Pursuant to 11 U.S.C. Section 364 entered by the Bankruptcy Court in the Bankruptcy Case on May 28, 2004.

	(nn)	"Disclosure Statement" means the written disclosure
statement that relates to this Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time.

	(oo)	"Disputed" means, with reference to any Claim, (i) any
Claim that is listed on the Schedules as unliquidated, disputed or contingent, (ii) any Claim for which a proof of claim was required to be made within a specified time by an order of the Bankruptcy Court, or is required to be made within a specified time pursuant to the terms of the Plan, but for which no such proof of claim was timely or properly filed, or (iii) any Claim as to which the Debtors or the Reorganized Debtors have interposed a timely objection, which objection has not been settled, waived, withdrawn or determined by Final Order.

	(pp)	"Distribution" means any distribution by the Debtors or
Reorganized Debtors to the Holders of Allowed Claims.

	(qq)	"Distribution Date" means (a) the Initial Distribution
Date, (b) the first Business Day after the end of the months of March, June, September, and December, commencing with the first such date to occur more than ninety (90) days after the Effective Date and until the (c) Final Distribution Date; provided, however, that a Distribution Date (other than the Initial Distribution Date and Final Distribution Date) shall not occur if the aggregate value of the consideration to be distributed on account of Allowed Claims on any Distribution Date is less than Fifty Thousand and 00/100 Dollars ($50,000.00), in which case the amount to be distributed shall be retained and added to the amount to be distributed on the next Distribution Date.

	(rr)	"Distribution Reserve" means the New Common Stock to be
held in reserve for Distribution to Holders pending allowance of Disputed Claims in accordance with Article 9.3 of this Plan.

	(ss)	"District Court" means the United States District Court
for the Northern District of Georgia, Newnan Division.

	(tt)	"Effective Date" means the date specified by the
Debtors in a notice filed with the Bankruptcy Court as the date on which the Plan shall take effect, which date shall be not more than 5 Business Days after the later of (i) the date on which the Confirmation Order becomes a Final Order; and (ii) the date on which the conditions to the Effective Date provided for in the Plan have been satisfied or waived.

	(uu)	"ERISA" means the Employee Retirement Income Security
Act of 1974, as amended, and any successor statute thereto.

	(vv)	"Estate" means, with regard to each Debtor, the estate
that was created by the commencement by a Debtor of a Bankruptcy Case pursuant to section 541 of the Bankruptcy Code, and shall be deemed to include, without limitation, any and all rights, powers, and privileges of such Debtor and any and all interests in property, whether real, personal or mixed, rights, causes of action, avoidance powers or extensions of time that such Debtor or such estate shall have had as of the commencement of the Bankruptcy Case, or which such Estate acquired after the commencement of the Bankruptcy Case, whether by virtue of sections 541, 544, 545, 546, 547, 548, 549 or 550 of the
Bankruptcy Code, or otherwise.

	(ww)	"Executory Contract or Unexpired Lease" means all
executory contracts and unexpired leases to which any of the Debtors are a party.

	(xx)	"Existing Securities" means shares of stock of Dan
River, regardless of class, that are authorized, issued and outstanding on the Effective Date immediately prior to the Plan taking effect.

	(yy)	"Exit Financing" means the secured financing to be
provided by the Exit Financing Lender, as described in more detail in
Article 6.3 of the Plan.

	(zz)	"Exit Financing Lender" means the lender to be
identified by the Debtors in the Plan Supplement.

	(aaa)	"Filing Date" means March 31, 2004.

	(bbb)	"Final Distribution" means the Distribution by the
Debtors or Reorganized Debtors that satisfies all Allowed Claims to the extent provided in and in accordance with the Plan.

	(ccc)	"Final Distribution Date" means the Distribution
Date on which the Final Distribution is made.

	(ddd)	"Final Order" means an order of the Bankruptcy
Court, the District Court, or any other court as to which (1) any appeal that has been taken has been finally determined or dismissed, or (2) the time for appeal has expired and no appeal has been filed timely. (In the case of an order of the Bankruptcy Court, the time for appeal, for purposes of this definition, shall be the time permitted for an appeal to the District Court.)

	(eee)	"General Unsecured Claims" means any Unsecured
Claim other than an Unsecured Convenience Claim or a Subordinated
Claim.

	(fff)	"Holder" means a holder of a Claim or Interest.

	(ggg)	"Impaired" shall have the meaning ascribed thereto
in section 1124 of the Bankruptcy Code.

	(hhh)	"Indenture Trustee" means HSBC Bank, USA, as
trustee, or any successor trustee, under the Prepetition Notes
Indenture.

	(iii)	"Initial Distribution Date" means a date on or
after the Effective Date that is selected by Reorganized Debtors in its discretion; provided, however, that in no event shall the Initial Distribution Date be more than forty-five (45) Business Days after the Effective Date unless otherwise ordered by the Bankruptcy Court.

	(jjj)	"Initial Holder" means, (a) any Person who will
initially hold shares of New Common Stock on the Effective Date,
(b) any investment fund for which any Person thereof acts as manager and holds the New Common Stock, (c) any partnership or other entity for which any Person thereof acts directly or indirectly as a general partner, managing member or controlling stockholder and holds the New Common Stock, and (d) any Person otherwise affiliated with any of the foregoing individuals or entities.

	(kkk)	"Interests" means the equity interests in the
Debtors, including, but not limited to, the Existing Securities and the common stock of Bibb, Dan River International, and Dan River Factory Stores and any options, warrants, puts, calls, subscriptions or other similar rights or other agreements, commitments, or outstanding securities obligating any of the Debtors to issue, transfer, purchase, redeem, or sell any shares of capital stock or other securities, any claims arising out of any appraisal or dissenter's rights, any claims arising from rescission of a purchase, sale or other acquisition of any common stock or other equity security (or any right, claim, or interest in and to any common stock or equity security) of any of the Debtors, and any claims for damages or any other relief arising from any such purchase, sale, or other acquisition of such common stock or other equity security.

	(lll)	"Lien" has the meaning set forth in Section 101(37) of
the Bankruptcy Code.

	(mmm)	"Long-Term Incentive Plan" means the incentive
plan authorized by Article 7.6 of the Plan, which such shall be in substantially the form contained in the Plan Supplement.

	(nnn)	"New Common Stock" means the common stock, par
value $0.01 per share of the Reorganized Dan River to be issued pursuant to the Plan.

	(ooo)	"Other Secured Claim" means a Secured Claim other
than a Prepetition Lender Claim and an American National Bank Claim.

	(ppp)	"Person" means an individual, corporation,
partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental unit (as defined in section 101(27) of the Bankruptcy Code) or other entity.

	(qqq)	"Plan" means this Plan of Reorganization as the
same may hereafter be amended or modified.

	(rrr)	"Plan Supplement" means the document containing
the forms of documents specified in Article 13.2 of the Plan.

	(sss)	"Prepetition Agent" means Deutsche Bank Trust
Company Americas, as agent, or any successor agent, under the Prepetition Credit Agreements.

	(ttt)	"Prepetition Credit Agreement" means that certain
Credit Agreement, dated as of April 15, 2003, by and between Dan
River, the Prepetition Agent, and the lenders thereunder, as amended, supplemented or otherwise modified from time to time, and all documents executed in connection therewith.

	(uuu)	"Prepetition Lender Claims" means all Secured
Claims arising under or pursuant to the Prepetition Credit Agreement.

	(vvv)	"Prepetition Lenders" means the Holders of the
Prepetition Lender Claims.

	(www)	"Prepetition Notes Claims" means all Claims
arising under or pursuant to the Prepetition Notes or the Prepetition Notes Indenture.

	(xxx)	"Prepetition Notes Indenture" means that certain
indenture dated as of April 15, 2003, by and between Dan River and the Indenture Trustee, as such indenture may have been amended, supplemented, or otherwise modified from time to time.

	(yyy)	"Prepetition Notes" means the 12 - 3/4 % Senior
Notes due 2009 in the aggregate principal amount of $157,000,000 issued by Dan River pursuant to the Prepetition Notes Indenture.

	(zzz)	"Priority Claim" means a Claim entitled to
priority under the provisions of section 507(a) of the Bankruptcy Code other than an Administrative Expense Claim or a Priority Tax Claim.

	(aaaa)	"Priority Tax Claim" means a Claim against the
Debtors that is of a kind specified in section 507(a)(8) of the Bankruptcy Code.

	(bbbb)	"Pro Rata" means the ratio (expressed as a
percentage) of the amount of an Allowed Claim in a Class to the aggregate amount of all Allowed Claims plus the Asserted Amount of all Disputed Claims in the same Class.

	(cccc)	"Professional Compensation" means (1) any amounts
that the Bankruptcy Court allows pursuant to section 330 of the Bankruptcy Code as compensation earned, and reimbursement of expenses incurred, by professionals employed by the Debtors and the Committee and (2) any amounts the Bankruptcy Court allows pursuant to sections 503(b)(3) and (4) of the Bankruptcy Code in connection with the making of a substantial contribution to the Bankruptcy Cases.

	(dddd)	"Record Date" means the date established in the
Confirmation Order or any other order of the Bankruptcy Court for determining the identity of holders of Allowed Claims entitled to Distributions under this Plan. If no Record Date is established in the Confirmation Order or any other order of the Bankruptcy Court, then the Record Date shall be the Confirmation Date.

	(eeee)	"Record Holder" means the Holder of a Claim as of
the Record Date.

	(ffff)	"Registration Rights Agreement" means the
agreement required by Article 7.4 of the Plan.

	(gggg)	"Released Parties" means collectively all
officers, directors, employees, consultants, agents, financial advisors, attorneys and other representatives of the Debtors who served in such capacity on or prior to the Effective Date, in each case in their capacity as such.

	(hhhh)	"Reorganized Dan River" means Dan River from and
after the Effective Date.

	(iiii)	"Reorganized Debtor" or "Reorganized Debtors"
means, individually, any Debtor and, collectively, all of the Debtors, in each case from and after the Effective Date.

	(jjjj)	"Retained Actions" means all claims, Causes of
Action, rights of action, suits and proceedings, whether in law or in equity, whether known or unknown, which any Debtor or any Debtors' Estate may hold against any Person, including, without limitation,
(a) claims and Causes of Action brought prior to the Effective Date,
(b) claims and Causes of Action against any Persons for failure to pay for products or services provided or rendered by any of the Debtors,
(c) claims and Causes of Action relating to strict enforcement of any of the Debtors' intellectual property rights, including patents, copyrights and trademarks, (d) claims and Causes of Action seeking the recovery of any of the Debtors' or the Reorganized Debtors' accounts receivable or other receivables or rights to payment created or arising in the ordinary course of any of the Debtors' or the Reorganized Debtors' businesses, including, without limitation, claim overpayments and tax refunds, and (e) all Avoidance Actions.

	(kkkk)	"Schedule 5.1" means the schedule to be provided
in accordance with Article 5.1 of the Plan, which shall contain a list of (i) all contracts to be rejected pursuant to the Plan and (ii) the Cure Amount for any contract to be assumed under the Plan.

	(llll)	"Schedules" means, with respect to any Debtor, the
Schedules of Assets and Liabilities such Debtor files in its Bankruptcy Case, as such Schedules may be amended from time to time in accordance with Bankruptcy Rule 1009.

	(mmmm)	"Secured Claim" means a claim (as defined in
section 101(5) of the Bankruptcy Code) against any Debtor to the extent secured by a Lien on any property of any Debtor to the extent of the value of said property as provided in section 506(a) of the Bankruptcy Code.

	(nnnn)	"Securities Act" means the Securities Act of 1933,
as amended.

	(oooo)	"Subordinated Claim" means any Unsecured Claim
that is subordinated in priority to Allowed General Unsecured Claims pursuant to the provisions of section 510 of the Bankruptcy Code or other applicable law, including, without limitation, Claims, if any,
(a) arising from rescission of a purchase or sale of Existing Securities or Prepetition Notes, (b) for damages resulting from the purchase or sale of such securities, or (c) for reimbursement or contribution on account of such Claims.

	(pppp)	"Unimpaired" means, with respect to a Class of
Claims or Interests, any Class that is not Impaired.

	(qqqq)	"Unsecured Claim" means any Claim against any
Debtor that is not a Secured Claim, a Priority Claim, a Priority Tax Claim, or an Administrative Claim.

	(rrrr)	"Unsecured Convenience Claim" means any Allowed
Unsecured Claim in an amount that is equal to or less than $2,500.00 other than a Prepetition Notes Claim or a Subordinated Claim.

	1.2	Time.  Whenever the time for the occurrence or happening of an event as set forth in this Plan falls on a day which is a Saturday, Sunday, or legal holiday under the laws of the United States of America or the State of Georgia, then the time for the next occurrence or happening of said event shall be extended to the next day following which is not a Saturday, Sunday, or legal holiday.

                           ARTICLE II
       CLASSIFICATION OF CLAIMS AND INTERESTS; IMPAIRMENT

	2.1	Summary.  The categories of Claims and Interests set forth
below classify all Claims against and Interests in the Debtors for all purposes of the Plan. A Claim or Interest shall be deemed classified in a particular Class only to the extent the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.
The treatment with respect to each Class of Claims and Interests provided for in this Article II shall be in full and complete satisfaction, release and discharge of such Claims and Interests.

	For purposes of classification and treatment under this Plan, Claims against Dan River, Bibb, Dan River International, and Dan River Factory Stores, respectively, are classified in a single class regardless of whether such Claims are assertable against one or more of Dan River, Bibb, Dan River International, and Dan River Factory Stores. The Debtors do not believe that such classification or treatment adversely impacts upon the rights of any Holder of a Claim. The Debtors do not intend, by so classifying Claims, to effect a substantive consolidation of any of the Debtors or their respective Estates. Rather, the separate corporate existence of each of the Debtors is preserved under the Plan in accordance with Article 6.1 of the Plan. Notwithstanding the single classification and treatment, the Claims against Dan River, Bibb, Dan River International, and Dan River Factory Stores, respectively, shall be deemed to be in a separate and distinct subclass for each respective Debtor for purposes of voting on, and determining acceptance of, the Plan.

	For purposes of classification and treatment under this Plan, Interests against Dan River, Bibb, Dan River International, and Dan River Factory Stores, respectively, are classified in four subclasses.

The classification of Claims under this Plan is as follows:

										Entitled
Class		Designation				Impairment	  	to Vote
------	-----------				----------	  	----------
   		C>
1		Other Secured Claims		Unimpaired		No
2		Priority Claims			Unimpaired		No
3		American National Bank Claim	Impaired		Yes
4		General Unsecured Claims	Impaired 		Yes
5		Unsecured Convenience Claims	Impaired		Yes
6		Subordinated Claims		Impaired		No

The classification of Interests under this Plan are as follows:

7A		Dan River Interests		Impaired		No
7B		Bibb Interests			Unimpaired		No
7C		Dan River International
		  Interests				Unimpaired		No
7D		Dan River Factory Stores
		  Interests				Unimpaired		No

	2.2	Deemed Acceptance of Plan.  Classes 1, 2, 7B, 7C and 7D are
Unimpaired under the Plan. Accordingly, pursuant to section 1126(f) of the Bankruptcy Code, Classes 1, 2, 7B, 7C and 7D are deemed to accept the Plan and are not entitled to vote to accept or reject the Plan.

	2.3	Deemed Rejection of Plan. The Holders of Subordinated Claims
in Class 6 and Interests in Class 7A will not receive or retain any property under the Plan, and, pursuant to section 1126(g) of the Bankruptcy Code, are deemed to reject the Plan, and, therefore, are not entitled to vote to accept or to reject the Plan.

	2.4	Prepetition Lender Claims. During the Bankruptcy Case the
Holders of Prepetition Lender Claims previously received in full and final satisfaction of their Claims Cash equal in amount to one hundred percent (100%) of their Claims and, as a result, Prepetition Lender Claims are not classified or otherwise provided for in this Plan and the Holders of Prepetition Lender Claims are not entitled to vote to accept or reject the Plan.

                            ARTICLE III
                  TREATMENT OF CLAIMS AND INTERESTS

	3.1	Class 1 -- Other Secured Claims.

	(a)	Classification: Class 1 consists of all Other Secured
Claims.

	(b)	Treatment: The legal, equitable and contractual rights
of the Holders of Class 1 Other Secured Claims are unaltered by the Plan. Unless the Holder of such Claim and the Debtors agree to a different treatment, at the option of the Debtors disclosed in the Plan Supplement each Holder of an Allowed Class 1 Other Secured Claim shall receive, in full and final satisfaction of such Allowed Class 1 Other Secured Claim, one of the following alternative treatments:

	(1)	the legal, equitable and contractual rights to which
such Claim entitles the Holder thereof shall be reinstated and the Holder paid in accordance with such legal, equitable and contractual rights;

	(2)	the Debtors shall surrender all collateral securing
such Claim to the Holder thereof, in full satisfaction of such Holder's Allowed Class 1 Other Secured Claim, without representation or warranty by or recourse against the Debtors or Reorganized Debtors; or

	(3)	such Allowed Class 1 Other Secured Claim will be
otherwise treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

Any default with respect to any Class 1 Other Secured Claim that occurred before or after the commencement of the Chapter 11 Case shall be deemed cured upon the Effective Date.

	(c)	Voting: Class 1 is an Unimpaired Class, and the Holders of
Allowed Class 1 Other Secured Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1 are not entitled to vote to accept or reject the Plan.

	3.2	Class 2 -- Priority Claims.

	(a)	Classification: Class 2 consists of all Priority
Claims.

	(b)	Treatment: The legal, equitable and contractual rights
of the Holders of Class 2 Priority Claims are unaltered by the Plan. Unless the Holder of such Claim and the Debtors agree to a different treatment, at the option of the Debtors disclosed in the Plan Supplement each Holder of an Allowed Class 2 Priority Claim shall receive, in full and final satisfaction of such Allowed Class 2 Priority Claim, one of the following alternative treatments:

	(1)	to the extent then due and owing on the Effective
Date, such Claim will be paid in full in Cash by the Debtors or the Reorganized Debtors on the Effective Date;

	(2)	to the extent not due and owing on the Effective
Date, such Claim will be paid in full in Cash by the Debtors or the Reorganized Debtors when and as such Claim becomes due and owing in the ordinary course of business; or

	(3)	such Claim will be otherwise treated in any other
manner so that such Claims shall otherwise be rendered
Unimpaired pursuant to section 1124 of the Bankruptcy Code.

	(c)	Voting: Class 2 is an Unimpaired Class, and the Holders
of Class 2 Priority Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.
Therefore, the Holders of Claims in Class 2 are not entitled to vote to accept or reject the Plan.

	3.3	Class 3 -- American National Bank Claim.

	(a)	Classification: Class 3 consists of all American
National Bank Claims.

	(b)	Treatment:  In full and final satisfaction of the
Allowed American National Bank Claim, on the Effective Date the Holder of such Allowed American National Bank Claim shall receive an amended, modified and restated promissory note that (i) shall continue to be secured by the Lien of the American National Bank Deed of Trust (ii) shall provide for the payment by Dan River to the holder of such amended, modified and restated promissory note of one hundred fifty
(150) equal monthly Cash payments commencing on the first Business Day of the calendar month immediately following the Effective Date and continuing on the first Business Day of calendar month thereafter, and
(iii) provides for the level monthly amortization of the Allowed American National Bank Claim over such one hundred fifty (150) month period at a fixed interest rate of nine percent (9.0 %) per annum.

	(c)	Voting: Class 3 is an Impaired Class, and pursuant to
section 1126 of the Bankruptcy Code, each Holder of an Allowed
American National Bank Claim is entitled to vote to accept or reject the Plan.

	3.4	Class 4 - General Unsecured Claims.

		(a)	Classification: Class 4 consists of all General
Unsecured Claims.

	(b)	Treatment: Each Holder of an Allowed Class 4 General
Unsecured Claim shall receive, in full and final satisfaction of such Allowed Class 4 General Unsecured Claim, on (i) the Initial Distribution Date or (ii) the first Distribution Date after the date on which such General Unsecured Claim becomes an Allowed Claim, such Holder's Pro-Rata share of the Class 4 Share of New Common Stock.

	(c)	Voting: Class 4 is an Impaired Class, and pursuant to
section 1126 of the Bankruptcy Code, each Holder of an Allowed Class 4 General Unsecured Claim is entitled to vote to accept or reject the Plan.

	3.5	Class 5 -- Unsecured Convenience Claims.

	(a)	Classification: Class 5 consists of all Unsecured
Convenience Claims.

	(b)	Treatment: On the later of (i) the Initial Distribution
Date, and (ii) the date on which its Unsecured Convenience Claim becomes an Allowed Claim, each Holder of an Allowed Class 5 Unsecured Convenience Claim shall receive, in full and final satisfaction of such Holder's Allowed Class 5 Unsecured Convenience Claim, a Cash payment in an amount equal to thirty percent (30%) of such Holder's Allowed Class 5 Unsecured Convenience Claim.

	(c) Voting: Class 5 is an Impaired Class.  Pursuant to
section 1126 of the Bankruptcy Code, the Holders of Allowed Class 5 Unsecured Convenience Claims are each entitled to vote to accept or reject the Plan.

	3.6	Class 6 -- Subordinated Claims.

	(a)	Classification: Class 6 consists of all Subordinated
Claims.

	(b)	Treatment: The Holders of Subordinated Claims will
receive no distributions on account of their respective Claims and all rights with respect thereto will be cancelled and fully extinguished pursuant to, and on the Effective Date of, the Plan.

	(c)	Voting: Class 6 is an Impaired Class.  Pursuant to
section 1126(g) of the Bankruptcy Code, Holders of Class 6
Subordinated Claims are conclusively deemed to reject the Plan and are not entitled to vote to accept or reject the Plan.

	3.7	Class 7 --  Interests.

	(a)	Classification: Class 7A consists of all Interests in
Dan River; Class 7B consists of all Interests in Bibb; Class 7C consists of all Interests in Dan River International; and Class 7D consists of all Interests in Dan River Factory Stores.

	(b)	Treatment:  Reorganized Dan River shall retain its
Interests in Bibb, Dan River International, and Dan River Factory Stores. The Holders of Class 7A Interests in Dan River will receive no distributions on account of such Interests and such Interests will be cancelled and fully extinguished pursuant to, and on the Effective Date of, the Plan.

	(c)	Voting: With respect to Dan River, Class 7A is an
Impaired Class. Pursuant to section 1126(g) of the Bankruptcy Code, Holders of Class 7A Interests in Dan River are deemed to reject the Plan and are not entitled to vote to accept or reject the Plan. With respect to Bibb, Dan River International, and Dan River Factory Stores, Classes 7B, 7C and 7D are Unimpaired Classes, and the Holder of Class 7B, 7C and 7D Interests are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holder of Interests in Classes 7B, 7C and 7D are not entitled to vote to accept or reject the Plan.

	3.8	Special Provision Governing Unimpaired Claims.  Except as
otherwise provided in the Plan, nothing under the Plan is intended to or shall affect the Debtors' or Reorganized Debtors' rights and defenses in respect of any Claim that is Unimpaired under the Plan, including, but not limited to, all rights in respect of legal and equitable defenses to or setoffs or recoupment against such Unimpaired Claims.

                            ARTICLE IV
                 TREATMENT OF UNCLASSIFIED CLAIMS

	4.1	Summary.  Pursuant to section 1123(a)(1) of the Bankruptcy
Code, Administrative Expense Claims and Priority Tax Claims against the Debtors are not classified for purposes of voting on, or receiving Distributions under, the Plan. Similarly, Claims of the DIP Lender under the DIP Loan Facility are not classified for purposes of voting on, or receiving Distributions under, the Plan. Holders of such Claims are not entitled to vote on the Plan. All such Claims are instead treated separately in accordance with this Article IV and in accordance with the requirements set forth in section 1129(a)(9)(A) of the Bankruptcy Code.

	4.2	Administrative Expense Claims.

	(a)	Subject to the provisions of sections 330(a) and 331 of
the Bankruptcy Code, each Holder of an Allowed Administrative Expense Claim will be paid the full unpaid amount of such Allowed Administrative Expense Claim in Cash on the latest of (i) the Effective Date, (ii) the date such Claim becomes an Allowed Administrative Expense Claim, or (iii) upon such other terms as may be agreed upon by such Holder and Reorganized Debtors or otherwise upon order of the Bankruptcy Court; provided, however, that Allowed Administrative Expense Claims representing obligations incurred by the Debtors in the ordinary course of business, or otherwise assumed by the Debtors on the Effective Date pursuant to the Plan, including any tax obligations arising after the Filing Date, will be paid or performed by Reorganized Debtors when due in accordance with the terms and conditions of the particular agreements or governing non-bankruptcy law governing such obligations.

	(b)	Except as otherwise provided in the Plan, any Person
holding an Administrative Expense Claim, other than (i) an Administrative Expense Claim arising from the purchase by the Debtors of goods and services in the ordinary course of business or (ii) the DIP Lender for any Claim arising under the DIP Loan Facility, shall file a proof of such Administrative Expense Claim with the Claims Agent within thirty (30) days after the Reorganized Debtors provide notice by mail or by publication, in a form and manner approved by the Court, of the entry of the Confirmation Order. Any such Person who fails to timely file a proof of such Administrative Expense Claim with the Claims Agent shall be forever barred from seeking payment of such Administrative Expense Claim by the Debtors, the Estates, or the Reorganized Debtors.

	(c)	Any Person seeking an award by the Bankruptcy Court of
Professional Compensation shall file a final application with the Bankruptcy Court for allowance of Professional Compensation for services rendered and reimbursement of expenses incurred through the Effective Date within sixty (60) days after the Effective Date or by such other deadline as may be fixed by the Bankruptcy Court. The provisions of this paragraph shall not apply to any professional providing services pursuant to and subject to the limits contained in the Order Authorizing Debtors to Retain and Compensate Professionals Used in the Ordinary Course of Business entered in the Bankruptcy Cases on or about April 1, 2004.

	4.3	Priority Tax Claims.  At the option of the Debtors disclosed in the Plan Supplement, each Holder of an Allowed Priority Tax Claim due and payable on or prior to the Effective Date either (a) will be paid the full unpaid amount of such Allowed Priority Tax Claim in Cash on the Effective Date, or upon such other terms as may be agreed upon by such Holder and the Reorganized Debtors, (b) will receive deferred
Cash payments, over a period not exceeding six years after the date of assessment of such claim, of a value, as of the Effective Date, equal to the amount of such Allowed Priority Tax Claim, or (c) otherwise will be paid as provided for in an order of the Bankruptcy Court. The amount of any Priority Tax Claim that is not an Allowed Claim or that is not otherwise due and payable on or prior to the Effective Date, and the rights of the Holder of such Claim, if any, to payment in respect thereof shall (i) be determined in the manner in which the amount of such Claim and the rights of the Holder of such Claim would have been resolved or adjudicated if the Bankruptcy Cases had not been commenced, (ii) survive after the Effective Date as if the Bankruptcy
Cases had not been commenced, and (iii) not be discharged pursuant to section 1141 of the Bankruptcy Code. In accordance with section 1124 of the Bankruptcy Code, the Plan leaves unaltered the legal, equitable, and contractual rights of each Holder of a Priority Tax
Claim.

	4.4	DIP Lender Claims.  All amounts owed to the DIP Lender under the DIP Loan Facility shall be paid in full and in Cash on and as a condition precedent to the occurrence of the Effective Date.

                           ARTICLE V
      TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

	5.1	Assumption and Rejection of Executory Contracts and
Unexpired Leases. On the Effective Date, all Executory Contracts and Unexpired Leases of any of the Debtors will be deemed assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except those Executory Contracts or Unexpired Leases that (1) have been previously rejected by any Debtor pursuant to an order of the Bankruptcy Court, (2) are the subject of a motion filed by any Debtor to reject which is pending on the Effective Date, (3) are identified as being rejected on Schedule 5.1 to the Plan which will be filed by the Debtors with the Bankruptcy Court and served on the non-debtor parties under the agreements listed thereon, no later than 20 (twenty) Business Days prior to the last date for filing objections to confirmation of the Plan, or (4) are rejected pursuant to the terms of the Plan, provided, however, that the Debtors may amend Schedule 5.1 at any time prior to the Confirmation Hearing. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Each Executory Contract or Unexpired Lease that is assumed by any Debtor hereunder or pursuant to any order entered by the Bankruptcy Court shall be deemed to be assigned to the Reorganized Debtors on the Effective Date.

	5.2	Claims Based on Rejection of Executory Contracts or
Unexpired Leases. All proofs of claim with respect to Claims arising from the rejection pursuant to the Plan of any Executory Contract or Unexpired Lease, if any, must be filed with the Bankruptcy Court and served upon counsel for the Reorganized Debtors within thirty (30) days after the date of entry of the Confirmation Order. Any Claims arising from the rejection of Executory Contracts or Unexpired Leases that become Allowed Claims are classified and shall be treated as General Unsecured Claims. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not filed within the time required by this section will be forever barred from assertion against the Debtors or Reorganized Debtors, the Estate and property of the Debtors or Reorganized Debtors unless otherwise ordered by the Bankruptcy Court or provided in this Plan.

	5.3	Cure of Defaults for Executory Contracts and Unexpired
Leases. The Debtors shall include on Schedule 5.1 the Cure Amount for any Executory Contract or Unexpired Lease to be assumed under the Plan. Any party to an Executory Contract or Unexpired Lease to be assumed shall have twenty (20) days after service of Schedule 5.1 to file with the Court and serve on counsel for the Debtors an objection to the Cure Amount listed on Schedule 5.1, an objection to the adequacy of assurance of future performance by the Reorganized Debtors, or any other objection to the assumption of such Executory Contract or Unexpired Lease. Any such objection shall be resolved by the Court at the Confirmation Hearing or at such other time as may be agreed to by the affected parties. If the Court determines that the Cure Amount with respect to an Executory Contract or Unexpired Lease is greater than the amount listed by the Debtors, the Debtors may elect to reject the Executory Contract or Unexpired Lease at issue. For each Executory Contract or Unexpired Lease assumed by the Debtors and assigned to the Reorganized Debtors, the Reorganized Debtors will pay the Cure Amount as set forth on Schedule 5.1, or as determined by the Bankruptcy Court, on the Initial Distribution Date, or if the Cure Amount has not been determined on the Initial Distribution Date, within thirty (30) days after the Cure Amount has been determined by the Bankruptcy Court.

	5.4	Survival of Corporate Indemnities.  Unless such obligations
are the subject of a motion filed by the Debtors on or prior to the Effective Date that would provide for treatment different than that provided by this paragraph, any obligations of the Debtors pursuant to their corporate charters and by-laws, or pursuant to any agreements entered into at any time prior to the Effective Date, to indemnify current or former directors, officers, and/or employees with respect to all present and future actions, suits and proceedings against the Debtors or such directors, officers, and/or employees shall not be discharged or impaired by confirmation of the Plan. Such indemnity obligations shall be deemed and treated as executory contracts and shall, on the Effective Date, be deemed assumed by the Debtors in accordance with sections 365(a) and 1123(b)(2) of the Bankruptcy Code and shall continue as obligations of the Reorganized Debtors notwithstanding any modification, amendment, or rejection of the charter, by-law, or agreement in which such indemnity obligation is contained.

	5.5	Compensation and Benefit Programs.  Unless such obligations
are the subject of a motion filed by the Debtors on or prior to the Effective Date that would provide for treatment different than that provided by this paragraph, all savings plans, retirement plans, health care plans, severance plans, performance-based incentive plans, retention plans, vacation plans, workers' compensation programs, and life, disability, directors' and officers' liability and other insurance plans, whether or not qualified under ERISA, shall be deemed and treated as executory contracts and shall, on the Effective
Date, be deemed assumed by the Debtors in accordance with sections
365(a) and 1123(b)(2) of the Bankruptcy Code and shall continue as obligations of the Reorganized Debtors in accordance with the terms of such plans, as modified and amended to date including, without limitation, as modified and amended by orders (if any) of the Bankruptcy Court entered in the Bankruptcy Case.

	5.6	Retiree Benefits.  On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay all retiree benefits of the Debtors (within the meaning of section 1114 of the Bankruptcy Code), at the level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which the Debtors had obligated themselves to provide such benefits.

                            ARTICLE VI
                 MEANS FOR IMPLEMENTATION OF PLAN

	6.1	Continued Corporate Existence.  Each of the Debtors will
continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation or limited liability company, as applicable, under applicable law in the jurisdiction in which each applicable Debtor is incorporated or otherwise formed and pursuant to its certificate or articles of incorporation and by-laws or other organizational documents in effect prior to the Effective
Date, except to the extent such certificate or articles of incorporation and by-laws or other organizational documents are amended by this Plan, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date.

	6.2	Pooling of Claims.  As set forth in Article 2.1, the Plan
provides for the pooling of Claims asserted against any of the Debtors for purposes of distributions under the Plan and not for voting purposes. For such limited purposes, on the Effective Date, (a) any obligation of any Debtor and all guaranties with respect to any Class of Claims or Interests executed by one or more of the other Debtors and any joint or several liability of any of the Debtors shall be treated as a single obligation, and any obligation of two or more Debtors, and all multiple Impaired Claims against Debtors on account of such joint obligations, shall be treated and Allowed only as a single Claim against the Debtors, and; (b) each Claim filed in the Bankruptcy Cases of any Debtor shall be deemed a Claim against and an obligation of each of the Debtors. Such pooling will not (other than for purposes related to this Plan) (a) affect the legal and corporate structures of the Debtors or Reorganized Debtors, (b) affect intercompany Claims of Debtors against Debtors which intercompany
Claims shall survive after entry of the Confirmation Order notwithstanding Article 8.2 of this Plan, and (c) affect Interests held by Dan River in Bibb, Dan River Factory Stores, or Dan River International, which Interests shall be retained by Dan River.

	6.3	Exit Financing.  On the Effective Date, the Reorganized
Debtors shall obtain the Exit Financing from the Exit Financing
Lender. A term sheet relating to the Exit Financing shall be contained in the Plan Supplement. The operative documents relating to the Exit Financing shall be filed on or prior to the date of the Confirmation Hearing; provided, however, that the Debtors may modify the operative documents relating to the Exit Financing prior to the Effective Date without further notice so long as such documents as executed on the Effective Date are substantially in conformance with the term sheet contained in the Plan Supplement.

	6.4	Sources of Cash for Distribution.  All Cash necessary for
the Reorganized Debtors to make payments required by the Plan shall be obtained from existing Cash balances, the operations of the Debtors or Reorganized Debtors, the Exit Financing, or any proceeds from the Retained Causes of Action.

	6.5	Cancellation of Existing Securities of Dan River and
Agreements. On the Effective Date, except as otherwise specifically provided for herein, (a) the Existing Securities and any Certificates evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors, except for the Interests of Dan River in Bibb, Dan River Factory Stores, and Dan River International, will be deemed to be fully and finally cancelled, and (b) the obligations of, Claims against, and/or Interests in the Debtors under, relating, or pertaining to any agreements, indentures, certificates of designation, by-laws, or certificate or articles of incorporation or similar documents governing the Existing Securities and any other Certificate evidencing or creating any indebtedness or obligation of the Debtors, will be released and discharged; provided, however, that the Prepetition Notes Indenture and other agreements that governs the rights of the holders of the Prepetition Notes shall continue in effect solely for the purposes of allowing the Indenture Trustee, agent or servicer thereunder to make the distributions to be made on account of such Claims under the Plan. All reasonable compensation, fees, expenses, and disbursements incurred by the Indenture Trustee prior to the Effective Date in its capacity as trustee under the Prepetition Notes Indenture shall be paid in Cash on or as soon as practicable after the Effective Date by the Reorganized Debtors as an Administrative Expense, without the need for application to, or approval of, any court; provided, however, that any dispute as to the reasonableness of such fees shall be determined by the Bankruptcy Court after notice and hearing. To the extent that the Indenture Trustee in its capacity as trustee under the Prepetition Notes Indenture provides services related to the Distributions pursuant to the Plan, the Indenture Trustee will be paid by the Reorganized Debtors, without court approval, the reasonable compensation for such services and reimbursement of reasonable expenses incurred in connection therewith, with such payments to be made on terms agreed to between the Indenture Trustee and the Reorganized Debtors.

	6.6	Corporate and Limited Liability Company Action.  Each of the
matters provided for under this Plan involving the corporate or limited liability company structure of any Debtor or Reorganized
Debtor or any corporate or limited liability company action to be taken by or required of any Debtor or Reorganized Debtor, including without limitation the adoption of the Amended Certificate of Incorporation and Amended By-Laws of each of the Reorganized Debtors as provided for in Article 7.1 of this Plan, shall be deemed to have occurred and be effective as provided herein, and shall be authorized, approved and, to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by stockholders, members, creditors, directors, or managers of any of the Debtors or the Reorganized Debtors.

	6.7	Preservation of Causes of Action.  In accordance with
section 1123(b)(3) of the Bankruptcy Code the Reorganized Debtors will retain and may (but are not required to) enforce all Retained Actions. After the Effective Date, the Reorganized Debtors, in their sole and absolute discretion, shall have the right to bring, settle, release, compromise, or enforce such Retained Actions (or decline to do any of the foregoing), without further approval of the Bankruptcy Court. The Reorganized Debtors or any successors may pursue such litigation claims in accordance with the best interests of the Reorganized Debtors or any successors holding such rights of action. The failure of the Debtors to specifically list any claim, right of action, suit, proceeding or other Retained Action in the Plan or Plan Supplement does not, and will not be deemed to, constitute a waiver or release by the Debtors of such claim, right of action, suit, proceeding or other Retained Action, and the Reorganized Debtors will retain the right to pursue such claims, rights of action, suits, proceedings and other Retained Actions in their sole discretion and, therefore, no preclusion doctrine, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches will apply to such claim, right of action, suit, proceeding or other Retained Action upon or after the confirmation or consummation of the Plan.

	6.8	Exclusivity Period.  The Debtors will retain the exclusive
right to amend or modify this Plan, and to solicit acceptances of any amendments to or modifications of this Plan, through and until the Effective Date.

	6.9	Effectuating Documents; Further Transactions.  Each of the
Debtors and Reorganized Debtors is authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan or to otherwise comply with applicable law.

	6.10	Exemption From Certain Transfer Taxes and Recording Fees.
Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or to any other Person or entity pursuant to this Plan, or any agreement regarding the transfer of title to or ownership of any of the Debtors' real or personal property will not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial
Code filing or recording fee, or other similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

	6.11	Further Authorization.  The Reorganized Debtors shall be
entitled to seek such orders, judgments, injunctions and rulings as they deem necessary to carry out the intentions and purposes, and to give full effect to the provisions, of this Plan.

                         ARTICLE VII
PROVISIONS REGARDING CORPORATE GOVERNANCE OF REORGANIZED DEBTORS

	7.1	Amended Certificate of Incorporation and Amended By-Laws.
The Amended Certificate of Incorporation and Amended By-Laws of each of the Reorganized Debtors shall be in form and substance reasonably acceptable to the Committee and shall be adopted as may be required in order that they are consistent with the provisions of this Plan and the Bankruptcy Code. The Amended Certificate of Incorporation of Dan River shall, among other things (a) authorize the issuance of New
Common Stock; and (b) provide, pursuant to section 1123(a)(6) of the Bankruptcy Code, for (i) a provision prohibiting the issuance of non-voting equity securities for a period of two (2) years from the Effective Date and, if applicable, (ii) a provision setting forth an appropriate distribution of voting power among classes of equity securities possessing voting power, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends. The Amended Certificate of Incorporation and Amended By-Laws of the Debtors will be contained in the Plan Supplement.

	7.2	Directors and Officers of Reorganized Debtors.

	(a)	Directors.  The initial Board of Directors of
Reorganized Dan River shall consist of 5 directors, the identity of whom shall be disclosed in a schedule contained in the Plan Supplement. The initial Boards of Directors for the Reorganized Debtors (or in the case of Bibb, the initial manager or managing member), other than Reorganized Dan River, shall consist of the number of Persons specified in the Plan Supplement, the identity of whom shall be disclosed in the Plan Supplement. To the extent any such Person is an Insider (as defined in section 101(31) of the Bankruptcy
Code), the nature of any compensation for such Person will also be
disclosed.   Each of the Persons on the initial Boards of Directors
(or, in the case of Bibb, the initial manager or managing member) of the respective Reorganized Debtors shall serve in accordance with the Amended Certificate of Incorporation and Amended By-Laws of the respective Reorganized Debtor, as the same may be amended from time to time.

	(b)	Officers.  The initial officers of each of the
Reorganized Debtors shall be disclosed in a schedule contained in the Plan Supplement. To the extent any such Person is an Insider (as defined in section 101(31) of the Bankruptcy Code), the nature of any compensation for such Person will also be disclosed. The initial officers shall serve in accordance with the Amended Certificate of Incorporation and Amended By-Laws of the applicable Reorganized Debtor, as the same may be amended from time to time.

	7.3	Issuance of New Common Stock and Other Equity Interest.

	(a)	New Common Stock.  On the Effective Date, Dan River
will authorize the issuance of Five Hundred Million (500,000,000) shares of New Common Stock to be distributed pursuant to the terms of the Plan. The issuance of New Common Stock and the Distributions thereof will be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code.

	(b)	Preferred Stock.  The Amended Certificate of
Incorporation for Reorganized Dan River will authorize the future issuance of up to Ten Million (10,000,000) shares of preferred stock upon terms to be designated from time to time by the board of directors of Reorganized Dan River following the Effective Date. No preferred stock shall be issued pursuant to this Plan.

	(c)	Warrants.  The Amended Certificate of Incorporation for
Reorganized Dan River will authorize the issuance of Warrants for the purchase of New Common Stock for future issuance upon terms to be designated from time to time by the board of directors of Reorganized Dan River following the Effective Date. No Warrants shall be issued pursuant to this Plan.

	7.4	Registration Rights Agreement.  Any Initial Holder receiving
Distributions of New Common Stock issued on the Effective Date that is not entitled to an exemption from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code, or whose resale of the New Common Stock is otherwise restricted, shall be entitled to become a party to the Registration Rights Agreement, which provides that Reorganized Dan River will provide certain registration rights to such holders for the New Common Stock. The Registration
Rights Agreement shall be in form and substance reasonably acceptable to the Committee and will be contained in the Plan Supplement.

	7.5	Listing of New Common Stock.  Reorganized Dan River shall
use its reasonable efforts to list the New Common Stock (i) on a national securities exchange or the NASDAQ Stock Market; or (ii) if Reorganized Dan River cannot satisfy the applicable requirements for listing on a national securities exchange or the NASDAQ Stock Market, on the NASDAQ Small Cap Market; or (iii) if Reorganized Dan River cannot satisfy the applicable requirements for listing on the NASDAQ Small Cap Market, on another qualifying inter-dealer quotation system.

	7.6	Long-Term Incentive Plan.  A percentage of the New Common
Stock will be distributed to the management and certain employees of Reorganized Dan River pursuant to the Long-Term Incentive Plan. The Long-Term Incentive Plan will be contained in the Plan Supplement.

                              ARTICLE VIII
                              DISTRIBUTIONS

	8.1	Disbursing Agent.  All Distributions under the Plan shall be made by the Reorganized Debtors. Notwithstanding the foregoing, all Distributions of New Common Stock to the Holders of Prepetition Notes
Claims shall be made by the Reorganized Debtors to such Holders through the Indenture Trustee.

	8.2	Distributions of Cash.  Any Distribution of Cash made by the
Reorganized Debtors pursuant the Plan shall, at the Reorganized
Debtor's option, be made by check drawn on a domestic bank or by wire transfer from a domestic bank.

	8.3	No Interest on Claims or Interests.  Unless otherwise
specifically provided for in this Plan, the Confirmation Order, or a postpetition agreement in writing between the Debtors and a Holder, postpetition interest shall not accrue or be paid on Claims, and no Holder shall be entitled to interest accruing on or after the Filing Date on any Claim. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Effective Date to the date a Final Distribution is made when and if such Disputed Claim becomes an Allowed Claim.

	8.4	Surrender of Securities or Instruments.  On or before the
Effective Date, or as soon as practicable thereafter, each Holder of a Certificate shall surrender such Certificate to the Reorganized Debtor (or, in the case of Certificates evidencing Prepetition Notes Claims, to the Indenture Trustee for ultimate surrender to Reorganized Dan River), and such Certificate shall be cancelled solely with respect to the Debtors and such cancellation shall not alter the obligations or rights of any non-debtor third parties vis-a-vis one another to such instruments; provided, however, that this Article 8.4 shall not apply to any Other Secured Claim reinstated pursuant to the terms of this Plan. No Distribution of property hereunder shall be made to or on behalf of any such Holder unless and until such Certificate is received by the Reorganized Debtors (or, in the case of Certificates evidencing Prepetition Notes Claims, to the Indenture Trustee for ultimate surrender to Reorganized Dan River) or the unavailability of such Certificate is reasonably established to the satisfaction of the Reorganized Debtors. Any Holder who fails to surrender or cause to be surrendered such Certificate, or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Reorganized Debtors prior to the second anniversary of the Effective Date, shall be deemed to have forfeited all rights and Claims in respect of such Certificate and shall not participate in any Distribution hereunder, and all property in respect of such forfeited Distribution, including any dividends or interest attributable thereto, shall revert to the Reorganized Debtors notwithstanding any federal or state escheat laws to the contrary.

	8.5	Delivery of Distributions.  The Distribution to a Holder of
an Allowed Claim shall be made by the Reorganized Debtors (a) at the address set forth on the proof of claim filed by such Holder, (b) at the address set forth in any written notices of address change delivered to the Debtors or Reorganized Debtors after the date of any related proof of claim, (c) at the addresses reflected in the Schedules if no proof of claim has been filed and the Debtors or Reorganized Debtors have not received a written notice of a change of address, (d) if the Holder's address is not listed in the Schedules, at the last known address of such Holder according to the Debtor's books and records, or (e) or in the case of Prepetition Notes Claims to the Indenture Trustee for ultimate distribution to the Record
Holders of such Prepetition Notes Claims.  If any Holder's
Distribution is returned as undeliverable, no further Distributions to such Holder shall be made unless and until the Reorganized Debtors are notified of such Holder's then-current address, at which time all missed Distributions shall be made to such Holder without interest.
Amounts in respect of undeliverable Distributions made in Cash shall be retained by the Reorganized Debtors until such Distributions are claimed. All Cash Distributions returned to the Reorganized Debtors and not claimed within six months of return shall be irrevocably retained by the Reorganized Debtors notwithstanding any federal or state escheat laws to the contrary. All Distributions of New Common
Stock returned to the Debtors and not claimed within one year of return shall irrevocably revert to Reorganized Dan River. Upon such reversion, the claim of any Holder or their successors with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.

	8.6	Distributions to Holders as of the Record Date.  All
Distributions on Allowed Claims shall be made to the Record Holders of such Claims. As of the close of business on the Record Date, the Claims register maintained by the Claims Agent shall be closed, and there shall be no further changes in the Record Holder of any Claim. The Reorganized Debtors shall have no obligation to recognize any transfer of any Claim occurring after the Record Date. The Reorganized Debtors shall instead be entitled to recognize and deal for all purposes under the Plan with the Record Holders as of the Record Date.

	8.7	Deminimis Distributions.  The Reorganized Debtors shall have no obligation to make a Distribution if the amount to be distributed to the specific Holder of the Allowed Claim is or has a value less than $50.00.

	8.8	Fractional Securities; Fractional Dollars.  Any other
provision of this Plan notwithstanding, payments of fractions of shares of New Common Stock will not be made and shall be deemed to be zero. Any other provision of this Plan notwithstanding, the Reorganized Debtors shall not be required to make Distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under this Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.

	8.9	Withholding Taxes.  The Debtors or the Reorganized Debtors,
as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all Distributions under the Plan shall be subject to any such withholding and reporting requirements.

                       ARTICLE IX
     PROCEDURES FOR TREATING AND RESOLVING DISPUTED CLAIMS

	9.1	Objections to Claims.  The Reorganized Debtors shall be
entitled to object to Claims. Any objections to Claims shall be filed by the Claims Objection Deadline.

	9.2	No Distributions Pending Allowance.  No Distributions will
be made with respect to any portion of a Disputed Claim unless and until such Disputed Claim has become an Allowed Claim.

	9.3	Distribution Reserve.  The Reorganized Debtors shall
withhold shares of New Common Stock in such amount as the Reorganized Debtors reasonably determine is necessary to enable them to make the Distributions required to be made to Holders of General Unsecured Claims in the Bankruptcy Cases, when the allowance or disallowance of each Disputed Claim or other contingent claim, including any Claims arising from the rejection of any Executory Contract or Unexpired Lease, is ultimately determined. The Reorganized Debtors also shall place in the Distribution Reserve any dividends, payments, or other Distributions made on account of, as well as any obligations arising from, the property initially withheld in the Distribution Reserve, to the extent that such property continues to be withheld in the Distribution Reserve at the time such Distributions are made or such obligations arise. The Holder shall not be entitled to receive or recover any amount in excess of the amount provided in the Distribution Reserve to pay such Claim. Nothing in this Plan or the Disclosure Statement will be deemed to entitle the Holder of a Disputed Claim to postpetition interest on such Claim. No Distribution Reserve shall be required to be established with regard to those Class 6 Unsecured Convenience Claims that, on the Effective Date, are Disputed Claims.

	9.4	Estimation of Claims.  The Debtors or the Reorganized
Debtors, as the case may be, may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Reorganized Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors (and after the Effective Date, the Reorganized Debtors) may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another.

	9.5	Resolution of Claims Objections.  On and after the Effective
Date, the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve, or withdraw any objections to Claims without approval of the Bankruptcy Court.

	9.6	Distributions After Allowance.  As soon as practicable after a Disputed Claim becomes an Allowed Claim, the Reorganized Debtors, with respect to all Distributions other than to Holders of General
Unsecured Claims, will distribute to the Holder thereof all Distributions to which such Holder is then entitled under the Plan.
After a Disputed General Unsecured Claim becomes an Allowed Claim, the Holder of such Claim shall receive the Distribution to which such Holder is entitled on the next Distribution Date; provided, however, that if the date such Disputed General Unsecured Claim becomes an Allowed Claim is less than twenty (20) Business Days prior to the next Distribution Date, the Distribution with respect to such Claim will be made on the first Distribution Date that occurs more than twenty (20) Business Days after the Claim becomes an Allowed Claim. In the event that the New Common Stock or other Property being held in the Distribution Reserve with respect to a Disputed Claim is greater than the Distribution that is made to a Holder once the Disputed Claim becomes an Allowed Claim, the excess remaining New Common Stock or other Property in the Distribution Reserve will revert to and be irrevocably retained by Reorganized Dan River. All Distributions made under this Article of the Plan on account of an Allowed Claim will be made together with any dividends, payments, or other Distributions made on account of, as well as any obligations arising from, the distributed property as if such Allowed Claim had been an Allowed
Claim on the dates Distributions were previously made to Allowed
Holders included in the applicable Class.

	9.7	No Recourse.  No Holder of any Disputed Claim shall have any recourse against the Debtors, the Estates, or the Reorganized Debtors, or any professionals employed by any of them, in the event any reserve established herein is insufficient to pay an Allowed Claim.

                           ARTICLE X
            EFFECT OF PLAN ON CLAIMS AND INTERESTS

	10.1	Revesting of Assets.  Except as otherwise explicitly
provided in this Plan, on the Effective Date, all property comprising the Estates (including Retained Actions, but excluding property that has been abandoned pursuant to an order of the Bankruptcy Court) shall revest in each of the Debtors that owned such property or interest in property as of the Filing Date, free and clear of all Claims, Liens, charges, encumbrances, rights and Interests of creditors and equity security holders, except as specifically provided in the Plan. As of the Effective Date, the Reorganized Debtors may operate their businesses and use, acquire, and dispose of property and settle and compromise Claims or Interests without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by this Plan and Confirmation Order.

	10.2	Discharge of the Debtors.  Pursuant to section 1141(d) of
the Bankruptcy Code, except as otherwise specifically provided in this Plan or in the Confirmation Order, the Distributions and rights that are provided in this Plan shall be in complete satisfaction, discharge, and release of all Claims and Causes of Action, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in the Debtors, the Reorganized Debtors or their Estates that arose prior to the Effective Date.

	10.3	Release by Debtors of Certain Parties.  Except as otherwise
specifically provided in this Plan, pursuant to section 1123(b)(3) of the Bankruptcy Code, as of the Effective Date, each Debtor, in its individual capacity and as a debtor-in-possession for and on behalf of its Estate, shall release and discharge and be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever released and discharged all Released Parties for and from any and all claims or Causes of Action existing as of the Effective Date in any manner arising from, based on or relating to, in whole or in part, the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements between any Debtor and any Released Party, any act, omission, occurrence or event in any manner related to service with or for or on behalf of the Debtors or the Estates, or any act or omission related to the Bankruptcy Cases or the Plan. The Reorganized Debtors shall be bound, to the same extent the Debtors are bound, by all of the releases set forth above.

	10.4	Release by Holders of Claims and Interests.  EXCEPT AS
OTHERWISE SPECIFICALLY PROVIDED IN THIS PLAN, ON THE EFFECTIVE DATE,
(a) EACH PERSON THAT VOTES TO ACCEPT THIS PLAN; AND (b) TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, AS SUCH LAW MAY BE EXTENDED OR INTERPRETED SUBSEQUENT TO THE EFFECTIVE DATE, EACH ENTITY (OTHER THAN A DEBTOR), THAT HAS HELD, HOLDS OR MAY HOLD A CLAIM OR INTEREST, IN CONSIDERATION FOR THE OBLIGATIONS OF THE DEBTORS AND THE REORGANIZED DEBTORS UNDER THIS PLAN AND THE CASH, NEW COMMON STOCK, AND OTHER CONTRACTS, INSTRUMENTS, RELEASES, AGREEMENTS OR DOCUMENTS TO BE DELIVERED IN CONNECTION WITH THIS PLAN (EACH, A "RELEASE OBLIGOR"), SHALL HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER, RELEASED AND DISCHARGED EACH RELEASED PARTY FROM ANY CLAIM OR CAUSE OF ACTION EXISTING AS OF THE EFFECTIVE DATE ARISING FROM, BASED ON OR RELATING TO, IN WHOLE OR IN PART, THE SUBJECT MATTER OF, OR THE TRANSACTION OR EVENT GIVING RISE TO, THE CLAIM OF SUCH RELEASE OBLIGOR, AND ANY ACT, OMISSION, OCCURRENCE OR EVENT IN ANY MANNER RELATED TO SERVICE WITH OR FOR OR ON BEHALF OF THE DEBTORS, THE ESTATES, OR ANY ACT OR OMISSION RELATED TO THE BANKRUPTCY CASES OR THE PLAN; PROVIDED, HOWEVER, THAT THIS ARTICLE 10.4 SHALL NOT RELEASE ANY RELEASED PARTY FROM ANY CAUSE OF ACTION HELD BY A GOVERNMENTAL ENTITY EXISTING AS OF THE EFFECTIVE DATE, BASED ON (i) THE INTERNAL REVENUE CODE OR OTHER DOMESTIC STATE, CITY OR MUNICIPAL TAX CODE, (ii) THE ENVIRONMENTAL LAWS OF THE UNITED STATES OR ANY DOMESTIC STATE, CITY OR MUNICIPALITY, (iii) ANY CRIMINAL LAWS OF THE UNITED STATES OR ANY DOMESTIC STATE, CITY OR MUNICIPALITY, (iv) THE EXCHANGE ACT, THE SECURITIES ACT, OR OTHER SECURITIES LAWS OF THE UNITED STATES OR ANY DOMESTIC STATE, CITY, OR MUNICIPALITY, OR (v) SECTIONS 1104-1109 AND 1342(d) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED.

	10.5	Setoffs.  The Debtors may, but shall not be required to, set off against any Claim, and the payments or other Distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against such Holder; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such Holder.

	10.6	Exculpation and Limitation of Liability.  The Debtors, the
Reorganized Debtors, the Committee, the members of the Committee in their capacities as such, the Indenture Trustee in its capacity as such, and any of such parties' respective present or former members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers, or agents and any of such parties' successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, Cause of Action, or liability to one another or to any Holder, or any other party-in-interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the Debtors' Bankruptcy Cases, negotiation and filing of this Plan, filing the Bankruptcy Cases, the pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, except for their willful misconduct or gross negligence, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan. No Holder, or other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys or Affiliates, and no successors or assigns of the foregoing, shall have any right of action against the parties listed in this Article for any act or omission in connection with, relating to or arising out of the Bankruptcy Cases, the pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan.

	10.7	Injunction.  The satisfaction, release, and discharge
pursuant to this Article X shall act as an injunction against any Person commencing or continuing any action, employment of process, or act to collect, offset, or recover any Claim or Cause of Action satisfied, released, or discharged under this Plan to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by sections 524 and 1141 thereof.

	10.8 Effect of Confirmation.

		(a)	Binding Effect.  On the Confirmation Date the
provisions of the Plan shall be binding on the Debtors, the Estates, all Holders of Claims against or Interests in the Debtors, and all other parties-in-interest whether or not such Holders are Impaired and whether or not such Holders have accepted the Plan.

		(b)	Effect of Confirmation on Automatic Stay.  Except as
provided otherwise in this paragraph, from and after the Effective
Date, the automatic stay of section 362(a) of the Bankruptcy Code shall terminate.

		(c)	Filing of Reports.  The Reorganized Debtors shall file
all reports and pay all fees required by the Bankruptcy Code, Bankruptcy Rules, U.S. Trustee guidelines, and the rules and orders of the Bankruptcy Court.

		(d)	Post-Effective Date Retention of Professionals.  Upon
the Effective Date, any requirement that professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate, and the Reorganized Debtors will employ and pay professionals in the ordinary course of business.

                             ARTICLE XI
                        CONDITIONS PRECEDENT

	11.1	Conditions to Confirmation.  The following are conditions
precedent to confirmation of this Plan that may be satisfied or waived in accordance with Article 11.3 of this Plan:

	(a)	The Bankruptcy Court shall have approved by Final Order
a Disclosure Statement with respect to this Plan in form and substance that is acceptable to the Debtors in their sole and absolute discretion and in form and substance that is reasonably acceptable to the Committee.

	(b)	The Confirmation Order in form and substance acceptable
to the Debtors in their sole and absolute discretion and in form and substance reasonably acceptable to the Committee shall have been signed by the Bankruptcy Court and entered on the docket of the Bankruptcy Cases.

	11.2	Conditions to the Effective Date.  The following are
conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with Article 11.3 of this Plan:

	(a)	The Confirmation Order shall be a Final Order.

	(b)	All documents and agreements to be executed on the
Effective Date or otherwise necessary to implement the Plan (including documents relating to the Exit Financing) shall be in form and substance reasonably acceptable to the Debtors and shall have been executed;

	(c)	Any document that is required by the Plan to be in form
and substance reasonably acceptable to the Committee is in form and substance reasonably acceptable to the Committee;

	(d)	The Exit Financing shall have been closed and funded,
subject to its terms; and

	(e)	The Debtors shall have received any authorization,
consent, regulatory approval, ruling, letter, opinion, or document that may be necessary to implement the Plan and that is required by law, regulation, or order.

	11.3	Waiver of Conditions to Confirmation or Consummation.  With
the exception of the condition set forth in Article 11.2(c), the conditions set forth in Article 11.1 and Article 11.2 of this Plan may be waived, in whole or in part, by the Debtors without any notice to any other parties in interest or the Bankruptcy Court and without a hearing. The condition set forth in Article 11.2(c) may be waived, in whole or in part, by the Debtors with the Committee's consent without any notice to any other parties in interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any condition to the Confirmation Date or the Effective Date may be asserted by the Debtors in their sole discretion regardless of the circumstances giving rise to the failure of such condition to be satisfied
(including any action or inaction by the Debtors in their sole discretion). The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

	11.4	Non-Waivable Condition to the Effective Date.  The payment
in full of all amounts owed to the DIP Lender under the DIP Loan
Facility shall be a condition precedent to the occurrence of the Effective Date that may not be waived in whole or in part by the Debtors without the written consent of the DIP Lender or an order of the Bankruptcy Court after notice and hearing.

                          ARTICLE XII
    RETENTION AND SCOPE OF JURISDICTION OF THE BANKRUPTCY COURT

	12.1	Retention of Jurisdiction.  Subsequent to the Effective
Date, the Bankruptcy Court shall have or retain jurisdiction for the following purposes:

	(a)	To adjudicate objections concerning the allowance,
priority or classification of Claims and any subordination thereof, and to establish a date or dates by which objections to Claims must be filed to the extent not established herein;

	(b)	To liquidate the amount of any disputed, contingent or
unliquidated claim, to estimate the amount of any disputed, contingent or unliquidated claim, to establish the amount of any reserve required to be withheld from any distribution under the Plan on account of any disputed, contingent or unliquidated claim.

	(c)	To resolve all matters related to the rejection, and
assumption and/or assignment of any Executory Contract or Unexpired Lease of the Debtors;

	(d)	To hear and rule upon all Retained Actions, Avoidance
Actions and other Causes of Action commenced and/or pursued by the Debtors and/or the Reorganized Debtors;

	(e)	To hear and rule upon all applications for Professional
Compensation;

	(f)	To remedy any defect or omission or reconcile any
inconsistency in the Plan, as may be necessary to carry out the intent and purpose of the Plan;

	(g)	To construe or interpret any provisions in this Plan
and to issue such orders as may be necessary for the implementation, execution and consummation of the Plan, to the extent authorized by the Bankruptcy Code;

	(h)	To adjudicate controversies arising out of the
administration of the Estates or the implementation of this Plan;

	(i)	To make such determinations and enter such orders as
may be necessary to effectuate all the terms and conditions of the Plan, including the Distribution of funds from the Estates and the payment of claims;

	(j)	To determine any suit or proceeding brought by the
Debtors and/or the Reorganized Debtors to recover property under any provisions of the Bankruptcy Code;

	(k)	To hear and determine any tax disputes concerning the
Debtors and to determine and declare any tax effects under the Plan;

	(l)	To determine such other matters as may be provided for
in the Plan or the Confirmation Order or as may be authorized by or under the provisions of the Bankruptcy Code;

	(m)	To determine any controversies, actions or disputes
that may arise under the provisions of this Plan, or the rights, duties or obligations of any Person under the provisions of this Plan; and

	(n)	To enter a final decree.

	12.2	Alternative Jurisdiction.  In the event that the Bankruptcy
Court is found to lack jurisdiction to resolve any matter, then the District Court shall hear and determine such matter. If the District
Court does not have jurisdiction, then the matter may be brought before any court having jurisdiction with regard thereto.

	12.3	Final Decree.  The Bankruptcy Court may, upon application of the Reorganized Debtors after Designated Notice, at any time on or after 120 days after the Initial Distribution Date, enter a final decree in these cases, notwithstanding the fact that additional funds may eventually be distributed to parties in interest. In such event, the Bankruptcy Court may enter an Order closing these cases pursuant to section 350 of the Bankruptcy Code, provided, however, that: (a) the Reorganized Debtors shall continue to have the rights, powers, and duties set forth in this Plan; (b) any provision of this Plan requiring the absence of an objection shall no longer be required, except as otherwise ordered by the Bankruptcy Court; and (c) the Bankruptcy Court may from time to time reopen the Bankruptcy Cases if appropriate for any of the following purposes: (1) administering
Assets; (2) entertaining any adversary proceedings, contested matters or applications the Debtors have brought or bring with regard to the liquidation of Assets and the prosecution of Causes of Action; (3) enforcing or interpreting the Plan or supervising its implementation;
or (4) for other cause.

                          ARTICLE XIII
                    MISCELLANEOUS PROVISIONS

	13.1	Modification of the Plan.  The Debtors may modify this Plan
pursuant to section 1127 of the Bankruptcy Code and as herein provided, to the extent applicable law permits; provided, however, where the Plan requires a document to be in form and substance reasonably acceptable to the Committee, the Debtors may not modify such document unless such modified document is also in form and substance reasonably acceptable to the Committee. The Debtors may modify the Plan in accordance with this paragraph, before or after confirmation, without notice or hearing, or after such notice and hearing as the Bankruptcy Court deems appropriate, if the Bankruptcy
Court finds that the modification does not materially and adversely affect the rights of any parties in interest which have not had notice and an opportunity to be heard with regard thereto. In the event of any modification on or before confirmation, any votes to accept or reject the Plan shall be deemed to be votes to accept or reject the Plan as modified, unless the Bankruptcy Court finds that the modification materially and adversely affects the rights of parties in interest which have cast said votes. The Debtors reserve the right in accordance with section 1127 of the Bankruptcy Code to modify this Plan at any time before the Confirmation Date.

	13.2	Plan Supplement.  The Plan Supplement which will contain the
Amended By-Laws, Amended Certificates of Incorporation, Long-Term
Incentive Plan, Registration Rights Agreement, Confirmation Order, schedules of the officers, directors, managers and managing members of the Reorganized Debtors, and elections by the Debtors made pursuant to Articles 3.1(b), 3.2(b) and 4.3 of this Plan shall be filed with the Bankruptcy Court on or before the date of the commencement of the hearing on the approval of the Disclosure Statement. Notwithstanding the foregoing, the Debtors may amend the Plan Supplement, and any attachments thereto, through and including the Confirmation Date;
provided, however, where the Plan requires a document to be in form and substance reasonably acceptable to the Committee, the Debtors may not modify such document unless such modified document is also in form and substance reasonably acceptable to the Committee.

	13.3	Creditors' Committee.  The Committee shall not continue to
exist following the Effective Date, except for the limited purpose of filing any fee applications.

	13.4	Applicable Law.  Except to the extent that the Bankruptcy
Code or the Bankruptcy Rules are applicable, the rights and obligations arising under this Plan shall be governed by the laws of the State of Georgia.

	13.5	Preparation of Estates' Returns and Resolution of Tax
Claims. The Debtors shall file all tax returns and other filings with governmental authorities and may file determination requests under section 505(b) of the Bankruptcy Code to resolve any Disputed Claim relating to taxes with a governmental authority.

	13.6	Headings.  The headings of the Articles and the sections of
this Plan have been used for convenience only and shall not limit or otherwise affect the meaning thereof.

	13.7	Revocation of Plan.  The Debtors reserve the right,
unilaterally and unconditionally, to revoke and/or withdraw the Plan at any time prior to entry of the Confirmation Order, and upon such revocation and/or withdrawal the Plan shall be deemed null and void and of no force and effect.

	13.8	Confirmation of Plans for Separate Debtors.  In the event
the Debtors are unable to confirm this Plan with respect to all Debtors, the Debtors reserve the right, unilaterally and unconditionally, to proceed with the Plan with respect to any Debtor for which the confirmation requirements of the Bankruptcy Code are met.

	13.9 No Admissions; Objection to Claims. Nothing in this Plan shall be deemed to constitute an admission that any individual, corporation, partnership, trust, venture, governmental unit, or any other form of legal entity as being the Holder of a Claim is the Holder of an Allowed Claim, except as expressly provided in this Plan. The failure of the Debtors to object to or examine any Claim for purposes of voting shall not be deemed a waiver of the Debtors' rights to object to or reexamine such Claim in whole or in part.

	13.10 No Bar to Suits. Neither this Plan nor confirmation hereof shall operate to bar or estop the Debtors or Reorganized Debtors from commencing any Cause of Action, or any other legal action against any Holder of a Claim or any individual, corporation, partnership, trust, venture, governmental unit, or any other form of legal entity, whether such Cause of Action, or any other legal action arose prior to or after the Confirmation Date and whether or not the existence of such Cause of Action, or any other legal action was disclosed in any disclosure statement filed by the Debtors in connection with this Plan.

	13.11 Exhibits/Schedules. All exhibits and schedules to the Plan, including the Plan Supplement, and all attachments thereto, are incorporated into and are a part of the Plan as if set forth in full herein.

	Dated this 28th day of July, 2004.

					Respectfully submitted,

					DAN RIVER INC., on behalf of itself
					and the other Debtors identified herein

					By: 	/s/ Joseph L. Lanier, Jr.
						------------------------------

					Name: 	Joseph L. Lanier, Jr.
					Title: 	Chief Executive Officer

					KING & SPALDING LLP

					/s/ James A. Pardo, Jr.
					----------------------------------
					James A. Pardo, Jr.
					Georgia Bar No. 561206
					Sarah Robinson Borders
					Georgia Bar No. 610649
					191 Peachtree Street
					Atlanta, Georgia  30303-1763
					(404) 572-4600
					Fax:  (404) 572-5149

					ATTORNEYS FOR THE DEBTORS AND DEBTORS-
					IN-POSSESSION




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